UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2024 (April 18, 2024)

RBB BANCORP
(Exact name of Registrant as Specified in Its Charter)

California	001-38149	27-2776416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 Wilshire Blvd., 12th floor, Los Angeles, California		90017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (213) 627-9888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, No Par Value	RBB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On April 22, 2024, RBB Bancorp (the “Company”) issued a press release setting forth the financial results for the quarter ended March 31, 2024, and information relating to our quarterly conference call and webcast. A copy of this press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

The information furnished under Item 2.02 and Exhibit 99.1 of Item 9.01 of this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference into any registration statement or other filings of the Company under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set for by specific reference in such filing.

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement

Effective as of April 22, 2024, RBB Bancorp (the “Company”) and the Company’s wholly owned subsidiary, Royal Business Bank (the “Bank”), appointed Ms. Lynn M. Hopkins, Interim Executive Vice President and Chief Financial Officer of the Company and the Bank, as the Company’s and the Bank’s permanent Executive Vice President and Chief Financial Officer.

New Employment Agreement

Effective April 22, 2024, the Company and the Bank entered into a new permanent employment agreement (the “Employment Agreement”) with Ms. Hopkins, the material terms of which are summarized below. Capitalized terms used below but not defined have the meanings set forth in the Employment Agreement. The employment agreement dated December 7, 2023 between the Company, the Bank and Ms. Hopkins has been cancelled.

Term. The Employment Agreement has a term from April 22, 2024, to April 30, 2027, with an automatic renewal for successive one-year periods unless Ms. Hopkins, or the Company or the Bank (as applicable), provides written notice of nonrenewal at least one month prior to the extension date.

Compensation. The Employment Agreement provides for a minimum base salary of $410,000 per year, subject to periodic upward adjustment by the Board of Directors, as well as stock awards, discretionary bonus, automobile allowance, expense reimbursement, medical insurance coverage and certain incentives.

Stock Awards. The Employment Agreement provides that the Board of Directors of the Company in its sole discretion intends to grant to Executive the equivalent of $175,000 in a Restricted Stock Unit Award (the “Award”). The Award shall vest over a five-year period with 20% vesting on the one-year anniversary of the Employment Start Date with the balance vesting equally each year thereafter, with such Award subject to the Bancorp’s 2017 Omnibus Stock Incentive Plan, as amended.

Severance. In the event Ms. Hopkins’s employment is terminated without cause and not otherwise in the event of disability or death, then Ms. Hopkins will be entitled to receive a severance payment in the amount equal to six (6) months of her then current annual salary, payable in installments on the normal payroll dates of the Bank, in full and complete satisfaction of any and all rights which Executive may enjoy hereunder other than the right, if any, to exercise any of the Awards vested prior to such termination.  In the event such termination occurs other than for cause, after the occurrence of a Change of Control where Ms. Hopkins’ employment is terminated without cause or materially adversely altered (as defined in the Employment Agreement), Ms. Hopkins will be entitled to a severance payment in the amount equal to twelve (12) months of Executive’s then current annual salary, 100% of Executive’s annual target bonus in the year of any termination, and continuation of Executive’s medical and dental insurance coverage for one (1) year or until Executive has found employment, whichever occurs earlier. Ms. Hopkins cannot terminate employment for a material adverse alteration in employment status unless she has provided written notice to the Company of the existence of circumstances providing grounds for the termination for Good Reason within thirty (30) days of the initial existence or occurrence of such grounds and the Company or the Bank has at least thirty (30) days from the date on which such notice is provided to cure such circumstances.  If Ms. Hopkins does not terminate employment for Good Reason within seventy-five (75) days after the first occurrence of the applicable grounds, then she will be deemed to have waived the right to terminate for Good Reason with respect to such grounds. A general release is required to receive severance under the Employment Agreement.

Parachute Payments. The Employment Agreement provides that, if any payments and benefits to Ms. Hopkins would constitute a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the payments and benefits will be reduced (by the minimum possible amounts) in a manner determined by the Company that is consistent with the requirements of Section 409A of the Code, until no amount payable to Ms. Hopkins will be subject to the excise tax.

Restrictive Covenants. The Employment Agreement contains certain restrictive covenants, including restrictive covenants related to the use of the Company’s or the Bank’s Confidential Information and misappropriating the Company’s or the Bank’s Trade Secrets. In the event of termination of the Employment Agreement for any reason, Ms. Hopkins will be subject to a limited non-solicitation provision related to the non-solicitation of any officer or employee of the Company or the Bank.

The foregoing is intended only as a summary and is qualified in its entirety by the terms of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Indemnity Agreement

In connection with entry into the December 7, 2023 employment agreement, Ms. Hopkins also entered into an indemnity agreement with the Company, the form of which was previously filed by the Company as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 3330-3219018), initially filed with the Securities Exchange Commission on June 28, 2017.  Pursuant to the terms of the indemnity agreement, the Company is obligated to indemnify its directors and executive officers, including Ms. Hopkins, and to assume maximum liability for expenses and damages in connection with claims lodged against the Company’s directors and executive officers, including Ms. Hopkins for their line of duty decisions and action, to the fullest extent permissible under the General Corporations Law of the State of California.  This description of the indemnity agreement does not purport to be complete and is qualified in its entirety by reference to the indemnity agreement.

Item 7.01 Regulation FD Disclosure.

On April 23, 2024, RBB Bancorp will hold a conference call to discuss its financial results for the quarter ended March 31, 2024 and other matters relating to the Company. The Company has also made available on its website, www.royalbusinessbankusa.com, presentation materials containing certain historical and forward-looking information relating to the Company (the “Presentation Materials”). The Presentation Materials are furnished as Exhibit 99.2 hereto and are incorporated by reference herein. All information in Exhibit 99.2 is presented as of the particular date or dates referenced therein, and the Company does not undertake any obligation to, and disclaims any duty to, update any of the information provided.

The information furnished under Item 7.01 and Item 9.01 of this Current Report on Form 8-K (including Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference into any registration statement or other filings of the Company under the Securities Act, except as otherwise expressly stated in such filing.

Item 8.01 Other Events.

On April 22, 2024, in conjunction with press release setting forth the financial results for the quarter ended March 31, 2024, the Company announced the appointment of Ms. Lynn Hopkins as the permanent Executive Vice President and Chief Financial Officer of the Company and the Bank effective April 22, 2024. A copy of this press release is attached hereto as Exhibit 99.1.

On April 18, 2024, RBB Bancorp announced that its Board of Directors declared a cash dividend of $0.16 per share of its common stock, payable on May 13, 2024, to common shareholders of record as of May 1, 2024. A copy of the press release announcing the cash dividend described in this Item 8.01 is attached as Exhibit 99.3 hereto and incorporated by reference herein. The information contained in Exhibit 99.3 shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such Section, nor shall such information and Exhibit be deemed incorporated by reference into any registration statement or other filings of the Company under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, effective as of April 22, 2024, between RBB Bancorp, Royal Business Bank and Ms. Lynn M. Hopkins.

99.1	Press Release, dated April 22, 2024, announcing the financial results of RBB Bancorp for the quarter ended March 31, 2024.

99.2	Presentation Materials

99.3	Press Release, dated April 18, 2024, announcing RBB Bancorp declared a quarterly cash dividend of $0.16 per share.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RBB BANCORP (Registrant)

Date: April 22, 2024	By:	/s/ Lynn Hopkins
Lynn Hopkins
Chief Financial Officer